Exhibit 21.1
LIST OF SUBSIDIARIES OF LKQ CORPORATION (as of December 31, 2016)

Subsidiary	Jurisdiction	Assumed Names

U.S. Enitites
A&A Auto Parts Stores, Inc.	Pennsylvania
Akron Airport Properties, Inc.	Ohio
American Recycling International, Inc.	California	Pick A Part Auto Dismantling
A-Reliable Auto Parts & Wreckers, Inc.	Illinois	LKQ Self Service Auto Parts-Rockford; LKQ Heavy Duty Truck ARSCO; LKQ Heavy Duty Truck Core; LKQ Pick Your Part Rockford
Arrow Speed Acquisition LLC	Delaware
Belletech Corporation (40% stake)	Ohio
Budget Auto Parts U-Pull-It, Inc.	Louisiana
City Auto Parts of Durham, Inc.	North Carolina	LKQ Self Service Auto Parts-Durham
DriverFx.com, Inc.	Delaware
Goodmark Motors, LLC (49.9% stake)	Delaware
Greenleaf Auto Recyclers, LLC	Delaware	Saturn Wheel Company; Heartland Aluminum; Profromance Powertrain; LKQ Heavy Duty Truck-Carolina; Potomac German Mid-Atlantic; Greenleaf Quality Recycled Auto Parts; LKQ West Florida; LKQ North Florida
KAIR IL, LLC	Illinois
KAO Logistics, Inc	Pennsylvania
KAO Warehouse, Inc.	Delaware
Keystone Automotive Industries, Inc.	California	Transwheel, Coast to Coast International; LKQ of Cleveland; Keystone Automotive-San Francisco Bay Area; Chrome Enhancements
Keystone Automotive Operations, Inc.	Pennsylvania
Keystone Automotive Operations of Canada, Inc.	Delaware
KPGW Canadian Holdco, LLC	Delaware
KPGW European Holdco, LLC	Delaware
Lakefront Capital Holdings, LLC	California
LKQ 1st Choice Auto Parts, LLC	Oklahoma
LKQ 250 Auto, Inc.	Ohio
LKQ A&R Auto Parts, Inc.	South Carolina
LKQ All Models Corp.	Arizona	Wholesale Auto Recyclers; Cars ‘n More; LKQ of Arizona
LKQ Apex Auto Parts, Inc.	Oklahoma	LKQ Self Service Auto Parts - Oklahoma City
LKQ Atlanta, L.P.	Delaware	LKQ Carolina; LKQ Parts Outlet-Atlanta
LKQ Auto Parts of Central California, Inc.	California	LKQ Valley Truck Parts; LKQ Specialized Auto Parts; LKQ ACME Truck Parts; All Engine Distributing
LKQ Auto Parts of Memphis, Inc.	Arkansas	LKQ of Tennessee; LKQ Preferred
LKQ Auto Parts of North Texas, Inc.	Delaware
LKQ Auto Parts of North Texas, L.P.	Delaware	LKQ Auto Parts of Central Texas; LKQ Self Service Auto Parts-Austin
LKQ Auto Parts of Utah, LLC	Utah
LKQ Best Automotive Corp.	Delaware	LKQ Auto Parts of South Texas; A-1 Auto Salvage Pick & Pull; The Engine & Transmission Store; LKQ Automotive Core Services; LKQ International Sales; LKQ of El Paso

Subsidiary	Jurisdiction	Assumed Names
LKQ Brad’s Auto & Truck Parts, Inc.	Oregon
LKQ Broadway Auto Parts, Inc.	New York	LKQ Buffalo; LKQ Self Service Auto Parts-Buffalo
LKQ Corporation	Delaware
LKQ Delaware LLP	Delaware
LKQ Finance 1 LLC	Delaware
LKQ Finance 2 LLC	Delaware
LKQ Foster Auto Parts Salem, Inc.	Oregon	Foster Auto Parts Salem
LKQ Foster Auto Parts Westside LLC	Oregon
LKQ Foster Auto Parts, Inc.	Oregon
LKQ U-Pull-It Auto Wrecking; U-Pull-It Auto Wrecking; LKQ Barger Auto Parts; LKQ KC Truck Parts-Inland Empire; LKQ KC Truck Parts-Western Washington; LKQ KC Truck Parts-Montana; LKQ Wholesale Truck Parts; LKQ of Eastern Idaho

LKQ Glass 1, LLC	Delaware
LKQ Glass 2 Inc.	Delaware
LKQ Gorham Auto Parts Corp.	Maine
LKQ Great Lakes Corp.	Indiana	LKQ Star Auto Parts; LKQ Chicago; LKQ Self Service Auto Parts-Milwaukee
LKQ Heavy Truck-Texas Best Diesel, L.P.	Texas	LKQ Fleet Solutions
LKQ Hunts Point Auto Parts Corp.	New York	Partsland USA; LKQ Auto Parts of Eastern Pennsylvania; LKQ Auto Parts
LKQ Lakenor Auto & Truck Salvage, Inc.	California	LKQ of Southern California; LKQ of Las Vegas; LKQ Parts Outlet-Los Angeles
LKQ Management Company	Delaware
LKQ Metro, Inc.	Illinois
LKQ Mid-America Auto Parts, Inc.	Kansas	Mabry Auto Salvage; LKQ of Oklahoma City; LKQ of NW Arkansas; LKQ Heavy Duty Truck-Kansas; LKQ Four States
LKQ Midwest Auto Parts Corp.	Nebraska	Midwest Foreign Auto; LKQ Midwest Auto; LKQ Auto Parts of Lincoln
LKQ Minnesota, Inc.	Minnesota	LKQ Albert Lea
LKQ of Indiana, Inc.	Indiana	LKQ Self Service Auto Parts-South Bend; LKQ Kentuckiana
LKQ of Michigan, Inc.	Michigan
LKQ of Nevada, Inc.	Nevada
LKQ of Tennessee, Inc.	Tennessee
LKQ Online Corp.	Delaware
LKQ Penn-Mar, Inc.	Pennsylvania	LKQ Thruway Auto Parts; LKQ Venice Auto Parts; LKQ Triple Nickel Trucks
LKQ PGW Holdings, LLC	Delaware
LKQ Pick Your Part Southeast, LLC	Delaware	LKQ Self Service Auto Parts-Orlando; LKQ Pick Your Part
LKQ Raleigh Auto Parts Corp.	North Carolina	LKQ Pick Your Part
LKQ Receivables Finance Company, LLC	Delaware
LKQ Route 16 Used Auto Parts, Inc.	Massachusetts	Diversified Marketing Solutions; LKQ Pick Your Part; LKQ Car World Auto Parts
LKQ Salisbury, Inc.	North Carolina	LKQ of Carolina; LKQ Richmond; LKQ East Carolina; LKQ Self Service East NC ; LKQ Self Service Auto Parts-Charlotte; LKQ Pick Your Part; LKQ Heavy Duty Truck Charlotte

Subsidiary	Jurisdiction	Assumed Names
LKQ Savannah, Inc.	Georgia	LKQ Self Service Auto Parts-Savannah; LKQ Pick Your Part
LKQ Self Service Auto Parts-Holland, Inc.	Michigan	LKQ Pick Your Part
LKQ Self Service Auto Parts-Kalamazoo, Inc.	Michigan	LKQ Self Service Auto Parts-Grand Rapids; LKQ Pick Your Part
LKQ Self Service Auto Parts-Memphis LLC	Tennessee	LKQ Pick Your Part
LKQ Self Service Auto Parts-Tulsa, Inc.	Oklahoma	LKQ Pick Your Part
LKQ Smart Parts, Inc.	Delaware	LKQ Viking Auto Salvage
LKQ Southeast, Inc.	Delaware	LKQ Fort Myers; LKQ Heavy Truck-Tampa; LKQ Pick Your Part; LKQ Gulf Coast; LKQ Plunks Truck Parts & Equipment - West Monroe
LKQ Southwick LLC	Massachusetts
LKQ Taiwan Holding Company	Illinois
LKQ Tire & Recycling, Inc.	Delaware
LKQ Trading Company	Delaware
LKQ TriplettASAP, Inc.	Ohio	LKQ Heavy Truck-Goody's; LKQ Pittsburgh; LKQ Pick Your Part
LKQ U-Pull-It Auto Damascus, Inc.	Oregon	LKQ U-Pull-It Damascus
LKQ U-Pull-It Tigard, Inc.	Oregon
LKQ West Michigan Auto Parts, Inc.	Michigan
North American ATK Corporation	California
PGW Auto Glass LLC	Delaware
PGW Holdings, LLC	Delaware
Pick-Your-Part Auto Wrecking	California
LKQ Pick A Part-San Bernardino; LKQ Midnight Auto & Truck Recyclers; LKQ Pick A Part-Hesperia; LKQ Desert High Truck & Auto Recyclers; LKQ Pick A Part-Riverside; LKQ Hillside Truck & Auto Recyclers; LKQ Pick Your Part Chicago Heights

Pittsburgh Glass Works, LLC	Delaware
Potomac German Auto, Inc.	Maryland	LKQ Norfolk; LKQ Heavy Truck-Maryland
Pull-N-Save Auto Parts, LLC	Colorado	LKQ Pull-N-Save Auto Parts of Aurora LLC; LKQ of Colorado; LKQ Self Service Auto Parts-Denver; LKQ Western Truck Parts
Redding Auto Center, Inc.	California	LKQ Auto Parts of Northern California; LKQ Reno; LKQ Specialized Parts Planet; LKQ ACME Truck Parts; LKQ Auto Sales of Rancho Cordova
Scrap Processors, LLC	Illinois
Supreme Auto Parts, Inc.	Pennsylvania
Taylor's Executive Radiator Service, Inc.	Maryland
U-Pull-It, Inc.	Illinois	LKQ PickYour Part Blue Island
U-Pull-It, North, LLC	Illinois	LKQ Pick Your Part

Subsidiary	Jurisdiction	Assumed Names

Foreign Entities
1323352 Alberta ULC	Alberta
1323410 Alberta ULC	Alberta
2015 Automaterialen B.V.	Netherlands
9002-1282 Quebec, Inc.	Quebec
Additional E. Car Parts Limited	Ireland
Ageres B.V.	Netherlands
Andrew Page 1917 Limited	England & Wales
AP Logistics Belgie NV	Belgium
AP Logistics B.V.	Netherlands
APS B.V.	Netherlands
APS Autobanden B.V. (50% stake)	Netherlands
Arleigh Group Limited	England & Wales
Arleigh International Limited	England & Wales
ATR GmbH (10% stake)	Germany
Atracco AB	Sweden
Atracco AS	Norway
Atracco Auto AB	Sweden
Atracco Group AB	Sweden
Auto Electra Naaldwijk B.V.	Netherlands
Auto Kelly a.s.	Czech Republic
Auto Kelly Bulgaria EOOD	Bulgaria
Auto Kelly Slovakia s.r.o.	Slovakia
Automotive Data Services Limited	England & Wales
Auto-Onderdelen Centrale Middelburg B.V.	Netherlands
Autostop Leuven NV	Belgium
Auto Wessel B.V.	Netherlands
Auto Wessel Naarden B.V.	Netherlands
AVC Tyre Recycling Ltd. (33.33% stake)	England & Wales
Bertolotti S.p.A.	Italy
Car Parts 4 Less Limited	England & Wales
Cartal Rijsbergen Automotive B.V.	Netherlands
Centro Ricambi Rhiag S.r.l.	Italy
Cristal Laminadoo Templado S.A. de C.V. (50% stake)	Mexico
Cruiser B.V.	Netherlands
Distribuidora Hermanos Copher Internacional, SA	Guatemala
ECP France SAS	France

Subsidiary	Jurisdiction	Assumed Names
ELIT CZ, Spol s.r.o.	Czech Republic
Elit Group Ltd.	Switzerland
ELIT PL sp.zo.o.	Poland
ELIT Slovakia s.r.o.	Slovakia
ELIT Ukraine LLC	Ukraine
Era S.p.A.	Italy
Euro Car Parts Ireland Limited	Ireland
Euro Car Parts Limited	England & Wales
Euro Car Parts (Northern Ireland) Limited	Northern Ireland
Euro Garage Solutions Ltd	England & Wales
Fastighetsaktiebolaget Pistolvagen 4	Sweden
Harrems Tools B.V.	Netherlands
Harrems Tools N.V.	Belgium
Hartsant Crash Repair Bvba	Belgium
Havam Automotive B.V.	Netherlands
Heijl Automotive B.V.	Netherlands
Heuts Beheer B.V.	Netherlands
Heuts DHZ B.V.	Netherlands
Heuts Handel B.V.	Netherlands
Heuts Tilburg B.V.	Netherlands
HF Services B.V.	Netherlands
HF Services Bvba	Belgium
Intermotor B.V. (50% stake)	Netherlands
IPAR Industrial Partners B.V.	Netherlands
inSiamo Scarl (24.54% stake)	Italy
JCA Coatings Limited	England & Wales
Keystone Automotive de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico
Keystone Automotive Industries ON, Inc.	Canada (Federal)
Keystone Automotive Operations (India) Pvt. Ltd.	India
Knopf Automotive Do Brasil Industria E Distribuicao De Pecas Automotivas Ltda.,	Brazil
Knopf Automotive Korkatolt Felelossegu Turasug	Hungary
Kuhne Nederland B.V.	Netherlands
Láng Kft.	Hungary
LKQ Canada Auto Parts Inc.	Canada (Federal)
LKQ Euro Limited	Ireland
LKQ Euro Limited	England & Wales
LKQ Italia S.r.l.	Italy
LKQ Italia Bondco S.p.A.	Italy
LKQ Jersey Finance 1 Ltd.	Jersey

Subsidiary	Jurisdiction	Assumed Names
LKQ Jersey Finance 2 Ltd.	Jersey
LKQ Jersey 1 Ltd.	Jersey
LKQ Jersey 2 Ltd.	Jersey
LKQ Netherlands B.V.	Netherlands
LKQ Ontario LP	Ontario
LKQ UK Finance 1 LLP	England & Wales
LKQ UK Finance 2 LLP	England & Wales
Marine Mart Limited	England & Wales
Markesdemo AB (2.85% stake)	Sweden
Mekonomen AB (26.5% stake)	Sweden
Midland Chandlers Limited	England & Wales
Nipparts B.V.	Netherlands
Nipparts Deutschland GmbH	Germany
Nova Leisure Limited	England & Wales
NTP/Stag Canada Inc.	Canada (Federal)
Obdo Forvaltning AB	Sweden
Orebro Bideontering AB	Sweden
Pala Holding, B.V.	Netherlands
PGW Technik	Germany
Pittsburgh Glass Works (Germany) GmbH	Germany
Pittsburgh Glass Works Hong Kong Limited	Hong Kong
Pittsburgh Glass Works (Poland) Sp.z.o.o.	Poland
Pittsburgh Glass Works S.a.r.l.	Luxembourg
Pittsburgh Glass Works, ULC	Nova Scotia
Primaparts Automaterialen B.V.	Netherlands
Recopart AB	Sweden
Recopart Holding AB	Sweden
Rhiag Engineering S.p.A.	Italy
Rhiag Group Ltd.	Switzerland
Rhiag-Inter Auto Parts Italia S.p.A.	Italy
Rhiag Services Slovakia s.r.o.	Slovakia
Rhino BidCo S.p.A.	Italy
Rijsbergen CarTAL Beheer B.V.	Netherlands
Sator Central Services B.V.	Netherlands
Sator Holding B.V.	Netherlands
S.C. ELIT Romania S.r.l.	Romania
Schaftenaar B.V.	Netherlands
Shandong PGW Jinjing Automotive Glass Co.	China
Signalen AB	Sweden
Signalen Bildemontering AB	Sweden
Slager Automaterialen B.V.	Netherlands

Subsidiary	Jurisdiction	Assumed Names
Stiching Autofirst Nederland B.V. (66.67% stake)	Netherlands
Thomassons.nu Grupp AB	Sweden
Tielman Automaterialen B.V.	Netherlands
Troms Bildelsenter AS	Norway
Van Heck & Co. B.V.	Netherlands
Van Heck Interpieces N.V.	Belgium
Van Heck Vastgoed B.V.	Netherlands
VEAM B.V.	Netherlands
Vége de Mexico S.A. de C.V.	Mexico
Vege-Motodis S.A. de C.V.	Mexico
Vhip Fr SAS	France
Widells Bilplat Eftr AB	Sweden
WJCM de Mexico, Sociedad de Responsabilidad Limitada de Capital Variable	Mexico